UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2006
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1000 East Hanes Mill Road
Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (336) 519-4400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01.	Entry into a Material Definitive Agreement
Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01.	Financial Statements and Exhibits

Item 1.01. Entry into a Material Definitive Agreement
     As previously disclosed, on December 11, 2006, Hanesbrands Inc., a Maryland corporation (“Hanesbrands”), along with the subsidiary guarantors named therein (the “Subsidiary Guarantors”), entered into a Placement Agreement (the “Placement Agreement”) with Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), as representatives of the initial purchasers named in the Placement Agreement (the “Initial Purchasers”), to issue and sell, and the Initial Purchasers agreed to purchase, $500.0 million aggregate principal amount of Floating Rate Senior Notes due 2014 (the “Notes”) in a private placement under the Securities Act of 1933 (the “Securities Act”) which was structured to permit resales under Rule 144A under the Securities Act. On December 14, 2006, in connection with the closing of the transactions contemplated by the Placement Agreement, Hanesbrands (i) issued and sold the Notes to the Initial Purchasers, (ii) entered into an Indenture (the “Indenture”) among Hanesbrands, the Subsidiary Guarantors and Branch Banking and Trust Company, as Trustee (the “Trustee”), governing the Notes, and (iii) entered into a Registration Rights Agreement (the “Registration Rights Agreement”) among Hanesbrands, the Subsidiary Guarantors and Morgan Stanley, Merrill Lynch, ABN AMRO Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., and HSBC Securities (USA) Inc. with respect to the Notes.
     The Indenture is described under Item 2.03 below, which is incorporated herein by reference. A copy of the Indenture is attached as Exhibit 4.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The description of the material terms of the Indenture is qualified in its entirety by reference to Exhibit 4.1.
     Under the Registration Rights Agreement, Hanesbrands and the Subsidiary Guarantors agreed for the benefit of the holders of the Notes that they will use their commercially reasonable efforts to file with the Securities and Exchange Commission and cause to become effective a registration statement with respect to a registered offer to exchange the Notes for an issue of senior unsecured notes of Hanesbrands (the “Exchange Notes”), guaranteed by the Subsidiary Guarantors, with terms identical to the Notes (except that the Exchange Notes will not bear legends restricting transfer). If an exchange offer cannot be effected and under certain other circumstances, Hanesbrands and the Guarantors have agreed to file and keep effective a shelf registration statement for the resale of the Notes.
     If the exchange offer for the Notes is not completed (or a shelf registration is not declared effective) within nine months, or if Hanesbrands fails to comply with certain of its other obligations under the Registration Rights Agreement, Hanesbrands will be required to pay additional interest to holders of such Notes.
     Merrill Lynch and an affiliate of Morgan Stanley are co-syndication agents and the joint lead arrangers and joint bookrunners pursuant to Hanesbrands’ First Lien Credit Agreement dated September 5, 2006 and Hanesbrands’ Second Lien Credit Agreement dated September 5, 2006 and were co-syndication agents and the joint lead arrangers and joint bookrunners pursuant to Hanesbrands’ Bridge Loan Agreement dated September 5, 2006 (the “Bridge Loan Agreement”). The proceeds from the sale of the Notes were used, together with Hanesbrands’ working capital, to repay in full the amounts outstanding under the Bridge Loan Agreement.
     A copy of the Registration Rights Agreement is attached as Exhibit 4.2 to this Current Report on Form 8-K and is hereby incorporated by reference herein. The description of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to Exhibit 4.2.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
     The Notes issued by Hanesbrands on December 14, 2006 pursuant to the Placement Agreement described in Item 1.01 above are senior unsecured obligations of Hanesbrands and rank equal in right of payment with all of Hanesbrands’ existing and future unsubordinated indebtedness. The Notes bear interest at an annual rate, reset semi-annually, equal to the London Interbank Offered Rate, or LIBOR, plus 3.375%. Interest is payable on the Notes on June 15 and December 15 of each year beginning on June 15, 2007. The Notes will mature on December 15, 2014.
     Hanesbrands may redeem some or all of the Notes at any time on or after December 15, 2008 at a redemption price equal to the principal amount of the Notes plus a premium of 102% if redeemed during the 12-month period commencing on December 15, 2008, 101% if redeemed during the 12-month period commencing on December 15, 2009 and 100% if redeemed during the 12-month period commencing on December 15, 2010, as well as any accrued and unpaid interest as of the redemption date. At any time on or prior to December 15, 2008, Hanesbrands may redeem up to 35% of the principal amount of Notes with the net cash proceeds of one or more sales of certain types of capital stock at a redemption price equal to the product of (x) the sum of (1) 100% and (2) a percentage equal to the per annum rate of interest on the Notes then applicable on the date on which the notice of redemption is given and (y) the principal amount thereof, plus accrued and unpaid interest to the redemption date, provided that at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding after each such redemption. At any time prior to December 15, 2008, Hanesbrands may also redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus a specified premium as of, and accrued and unpaid interest and additional interest, if any, to the redemption date.
     The terms of the Indenture, among other things, limit the ability of Hanesbrands and certain of its subsidiaries to (i) incur additional debt or issue preferred stock, (ii) pay dividends, or make certain other restricted payments or investments, (iii) incur liens, (iv) sell assets, (v) incur restrictions on the ability of the Hanesbrands’ subsidiaries to pay dividends to Hanesbrands, (vi) enter into affiliate transactions, (vii) engage in sale and leaseback transactions, and (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of Hanesbrands’ assets. These covenants are subject to significant exceptions and qualifications. For example, if the Notes are assigned an investment grade rating by Moody’s Investors Services, Inc., and Standard & Poor’s Ratings Group and no default or event of default has occurred or is continuing, certain covenants will be suspended.
     The Indenture provides for customary events of default which include (subject in certain cases to customary grace and cure periods), among others: nonpayment of principal or interest, breach of covenants or other agreements in the Indenture, defaults in failure to pay certain other indebtedness, and certain events of bankruptcy or insolvency. Generally, if an event of default occurs, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest on all of Notes to be due and payable. In addition, in the event of a change in control, Hanesbrands will be required to make an offer to repurchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the date of repurchase.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of December 14, 2006, among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc., and Branch Banking and Trust Company, as Trustee.

4.2	Registration Rights Agreement with respect to Floating Rate Senior Notes due 2014, dated as of December 14, 2006, among Hanesbrands Inc., certain subsidiaries of Hanesbrands Inc., and Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated, ABN AMRO Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., and HSBC Securities (USA) Inc.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

December 20, 2006	HANESBRANDS INC.

	By:	/s/ Catherine A. Meeker

Catherine A. Meeker Associate General Counsel and Secretary

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